UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 18, 2007 Interlink Electronics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Special Situations Fund III Q.P., L.P., Special Situations Fund III, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P., SRB Greenway Offshore Operating Fund, L.P., Harvest Small Capital Partners, L.P., Harvest Technology Partners, L.P., Potomac Capital Partners, LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP (collectively, the “Investors”) relating to the purchase by and sale to the Investors of the Notes and Warrants described below. The closing under the Purchase Agreement took place on July 20, 2007, pursuant to which the Company received aggregate cash proceeds of $5,000,000 and issued to the Investors $5,000,000 of 8% Convertible Notes (each a “Note” and collectively, the “Notes”) of the Company, together with warrants (each a “Warrant” and collectively, the “Warrants”) to purchase an aggregate 1,984,126 shares of Common Stock of the Company (the preceding transactions, collectively the “Financing”). The Purchase Agreement also grants the Investors certain rights with respect to future financings of the Company. In connection with the Purchase Agreement and the Financing, the Company and the Investors also executed a Registration Rights Agreement, dated July 19, 2007.

The Notes mature on July 19, 2010, and the Company does not generally have the right to prepay, redeem or convert the Notes. Prior to the maturity date, each Investor has the right, at its option at any time, to convert some or all of the outstanding principal balance of the Note held by each such Investor into the number of fully paid and nonassessable shares of Common Stock of the Company determined by dividing (i) the sum of the principal amount of the Note to be converted plus the amount of any accrued and unpaid interest with respect to such principal amount of the Note to be converted by (ii) a conversion price of $1.26 per share. The number of shares of Common Stock issuable upon conversion of each Note and the conversion price per share of Common Stock are subject to adjustment as provided in the Notes. In addition, upon the occurrence of a Change of Control (as defined in the Notes), the holders of Notes representing at least 50% of the principal amount of the Notes have the right to require the Company to redeem all, but not less than all, of the Notes at a redemption price equal to 108% of the principal amount of the Notes, plus any accrued and unpaid interest. In addition to the conversion and redemption rights of the Investors described above, the Company has the right to automatically convert all or a portion of the Notes to shares of Common Stock, on a pro rata basis and subject to certain other requirements, if the closing bid price of a share of Common Stock equals or exceeds $2.52 for twenty consecutive trading days commencing on or after the 18-month anniversary of the Closing Date.

The Warrants expire on July 19, 2012, and may be exercised, in whole or in part, prior to expiration, on either a cash or cashless basis, at an exercise price of $1.51 per share. The number of shares of Common Stock issuable upon exercise of each Warrant and the exercise price per share of Common Stock are subject to adjustment as provided in the Warrants. The Company may call the Warrants upon 30 days’ advanced notice, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to each Warrant, if the closing bid price per share of Common Stock equals or exceeds $4.53 for twenty consecutive trading days commencing after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective and certain other requirements are met.

Under the terms of a Registration Rights Agreement executed in connection with the Financing, the Company must prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants (collectively, “Registrable Securities”) in an amount at least equal to the total number of shares currently issuable under the Notes and Warrants. Upon demand of any Investor and provided that the number of Registrable Securities has increased pursuant to the terms of the Notes and Warrants, the Company will be required to file additional registration statements or amend the initial registration statement.

The securities offered pursuant to the Financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and have been sold in a private transaction to a limited number of accredited investors in reliance on the exemption from registration provided by Regulation D under the Securities Act. Such securities may not be subsequently offered or sold absent registration or exemption from such registration requirements under applicable securities laws.

The foregoing descriptions of the documents relating to the Financing do not purport to be complete and are qualified in their entirety by the forms of Purchase Agreement, 8% Convertible Note, Warrant and Registration Rights Agreement filed as Exhibit 10.11, Exhibit 10.12, Exhibit 10.13 and Exhibit 10.14, respectively, to the this Current Report on Form 8-K, each of which are incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

ITEM 8.01.	OTHER EVENTS.

On July 20, 2007, the Company issued a press release announcing the Financing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.11	Form of Purchase Agreement
10.12	Form of 8% Convertible Note
10.13	Form of Warrant
10.14	Form of Registration Rights Agreement
99.1	Press Release dated July 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2007.

INTERLINK ELECTRONICS, INC.

By	/s/ CHARLES C. BEST
Charles C. Best
Chief Financial Officer